Exhibit 99.1

AMERICANWEST BANCORPORATION

CONTACT:	Robert M. Daugherty	President and CEO
	Diane L. Kelleher	Chief Financial Officer
(509) 467-6993

NEWS RELEASE

AMERICANWEST BANCORPORATION ANNOUNCES 2006

THIRD QUARTER RESULTS AND QUARTERLY CASH DIVIDEND

Spokane, Washington – October 24, 2006 AmericanWest Bancorporation (Nasdaq: AWBC) today announced that net income for the three and nine months ended September 30, 2006 was $2.4 million or $0.21 per diluted share and $6.8 million or $0.61 per diluted share, respectively. This compares to $3.2 million or $0.30 per diluted share for the three months ended September 30, 2005 and $9.9 million or $0.94 per diluted share for the nine months ended September 30, 2005.

On October 19, 2006 AWBC and Utah-based Far West Bancorporation announced the signing of a definitive agreement for Far West Bancorporation (Far West) to merge with and into AWBC, followed by the merger of Far West’s principal operating subsidiary, Far West Bank (FWB) with and into AWBC’s principal operating subsidiary, AmericanWest Bank (AWB), in a transaction valued at approximately $150 million. The transaction is expected to be completed during the first quarter of 2007 and is subject to regulatory approval and approval by the shareholders of both companies. For additional information related to this transaction refer to the Form 8-K filed with the Securities and Exchange Commission on October 19, 2006.

“The acquisition of Far West Bank sharply accelerates our planned expansion in Utah by adding a well-known brand with 16 branches, a strong customer base and a great team of bankers,” said Robert M. Daugherty, AmericanWest Bank President and Chief Executive Officer. “By combining with Far West we’re creating a bank whose size is unique to the Utah market and we believe that gives us a distinct advantage.”

AWBC is also announcing that its Board of Directors has approved a cash dividend of $0.03 per share, payable on November 17, 2006 to shareholders of record at the close of business on November 3, 2006.

Loan Growth and Credit Quality:

Gross loans were relatively unchanged at $1.2 billion at September 30, 2006 and at June 30, 2006. Gross loans increased $223 million or 23% as compared to December 31, 2005, including $146 million in loans acquired from Columbia Trust Bank (CTB) during the first quarter of 2006. During the third quarter of 2006, government guaranteed loans totaling $10.2 million were sold offset by a substantial portion of new loan production. The percentage of commercial real estate loans remained consistent at 51% of the total loan portfolio at September 30, 2006.

Total nonperforming loans were $12.2 million or 1.03% of total gross loans at September 30, 2006 which is an improvement from $13.6 million or 1.14% of total gross loans as of June 30, 2006 and $14.5 million or 1.50% at December 31, 2005. Total nonperforming assets, including foreclosed real estate and other foreclosed assets, were $12.7 million or 0.93% of total assets at September 30, 2006 which is an improvement from $14.5 million or 1.05% of total assets as of June 30, 2006 and $16.7 million or 1.51% of total assets at December 31, 2005. The consistent improvements in these ratios since December 31, 2005 reflect both the reduction of nonperforming assets and the increase in AWBC’s asset base.

The allowance for loan losses was $15.5 million at September 30, 2006 as compared to $14.5 million at June 30, 2006 and $14.4 million at December 31, 2005. At September 30, 2006 the allowance for loan losses as a percentage of total gross loans was 1.31% which compares to 1.22% at June 30, 2006 and 1.49% at December 31, 2005.

The loan loss provision for the quarter ended September 30, 2006 was $1.3 million and for the nine months it was $2.8 million. This compares to $1.1 million and $2.4 million for the three months and nine months ended September 30, 2005, respectively. The loan loss provision in the third quarter is principally attributable to movement within the risk grades of the portfolio primarily in the agricultural category. For the three months ended September 30, 2006 net charge offs, annualized as a percentage of average gross loans were 0.12% as compared to 0.26% for the three months ended June 30, 2006. For the nine months ended September 30, 2006 and 2005, the annualized net charge offs were 0.45% and 0.69% of total average loans, respectively.

Deposit Balances:

Total deposits increased $35 million or 3% during the three months ended September 30, 2006. Deposits increased $203 million or 23% as compared to December 31, 2005, including $176 million in deposits acquired from CTB during the first quarter.

Daugherty remarked, “We are continuing our investment in the Company with new financial centers placed in growth markets. We believe these strategic investments, when combined with a full array of competitive banking products and services, will be a key driver of future deposit and earnings growth.”

Net Interest Margin and Net Interest Income:

The net interest margin was 5.03% for the quarter ended September 30, 2006 as compared to 5.07% for the quarter ended June 30, 2006 and 5.23% for the quarter ended September 30, 2005. The decline in the net interest margin during the third quarter was mainly due to the cost of funds rising more quickly than the loan yields. The yield on earning assets increased by 15 basis points to 7.99% and the cost of interest bearing liabilities increased 27 basis points to 3.77% during the quarter ended September 30, 2006 as compared to the quarter ended June 30, 2006.

Compared to the similar quarter of the prior year, the earning assets yield increased 73 basis points and the cost of interest bearing liabilities increased 118 basis points. The slower rise in the earning assets yield as compared to the cost of interest bearing liabilities during this past year of rising market rates is attributable to tighter loan spreads due to competition and deliberate changes in the loan portfolio to improve overall credit quality. The improvement in credit quality is also indicated in the nonperforming asset ratios. Also, the cost of funds is increasing due to higher borrowing costs.

Net interest income was $15.7 million for the quarter ended September 30, 2006 as compared to $15.5 million for the quarter ended June 30, 2006 and $13.4 million for the same period in 2005. Net interest income for the nine months ended September 30, 2006 was $44.4 million as compared to $40.2 million for the similar period of the prior year. Net interest income is higher due to an increase in average earning assets which has offset the reduction in the net interest margin.

Noninterest Income and Expense:

Noninterest income was $2.8 million for the quarter ended September 30, 2006 as compared to $2.2 million for the quarter ended June 30, 2006 and $2.0 million for the similar quarter of the prior year. Noninterest income for the nine months ended September 30, 2006 was $6.7 million as compared to $5.8 million for the similar period of the prior year. During the quarter, government guaranteed loan sales of $10.2 million resulted in noninterest revenues of $0.5 million. Management is continuing to evaluate similar opportunities going forward. Additionally, increased revenues are being driven by higher deposit and other service fees and mortgage banking income.

Noninterest expense was $13.2 million for the quarter ended September 30, 2006 as compared to $12.7 million for the quarter ended June 30, 2006 and $10.5 million for the similar quarter of the prior year.

Noninterest expense for the nine months ended September 30, 2006 was $7.7 million higher than the prior year. The increase consists mainly of salaries and employee benefits of $5.1 million due to the higher FTE count including the expansion with CTB, new Idaho financial centers and operations in Utah. Additionally, in the prior year there was a reversal of accruals related to deferred compensation and salary continuation agreements of $0.7 million. Various other categories of expenses increased including other expenses of $0.9 million, equipment expense of $0.5 million and intangible assets amortization of $0.5 million. The other expenses increased from the similar period of the prior year due mainly to increased advertising costs, training costs, other acquisition related expenses and various other expense increases related to growth initiatives. Additionally, an exchange of bank owned life insurance policies resulted in a $0.6 million loss in 2005.

The efficiency ratio was steady for the quarter at 70.10% as compared to 69.99% for the three months ended June 30, 2006, and it was 67.93% for the third quarter of 2005. AWB management anticipates an improvement going forward as revenues expand based on growth initiatives.

Income Taxes:

The effective tax rate for the nine months ended September 30, 2006 was 36.4% which is higher than the similar period of the prior year of 28.1%. During the third quarter of 2005, AWBC recorded a $0.9 million reversal of a tax reserve which significantly reduced the effective tax rate in that year. The effective tax rate for the three months ended September 30, 2006 was 38.0% and is consistent with management’s expectations for the fourth quarter of 2006. The effective tax rate increased in 2006 primarily due to the recapture of certain tax credits recognized in prior years due to modification of the usage of a building and uncertain completion of other construction.

Company Expansion:

The Bank opened its permanent financial center in Hayden, Idaho during the third quarter, replacing the temporary facility that was opened in 2002. Also, during the third quarter, the Bank opened a financial center in an emerging growth area on the west side of Yakima, Washington while closing an older and less convenient office that generally served the same market.

Other expansion activities include the opening of a loan production office in the Salt Lake City, Utah, metropolitan area during the second quarter of 2006. The loan production office is anticipated to contribute to net income by the end of the year.

AWB expects to open three de novo financial centers in the fourth quarter of 2006. These are located in Coeur d’Alene, Idaho, in College Place near Walla Walla, Washington and in the West Plains area near Spokane, Washington.

Business Summary:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, a community bank with 43 financial centers located in Eastern Washington and Northern Idaho, as well as loan production offices in Ellensburg, Washington and South Jordan, Utah. For further information on the Company or to access Internet banking, please visit our web site at www.awbank.net.

Forward Looking Statements:

This document contains comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to open new financial centers and to do so on time and on budget; the ability to realize contribution from the Company’s loan production office in Utah and new financial centers; the ability to grow revenues and improve the efficiency ratio; the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction with Far West; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the companies’ operations, pricing and services; and other risk factors referred to from time to time in filings made by the Company with the Securities and Exchange Commission. When used in this document, the words “believes,” “estimates,” “expects,” “should,” “anticipates” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

This press release may be deemed to be offering or solicitation materials of AmericanWest Bancorporation and Far West Bancorporation in connection with the proposed merger of Far West with and into AmericanWest. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest will file with the SEC in connection with the proposed acquisition, because both will contain important information about AmericanWest, Far West, the acquisition and related matters. The directors and executive officers of AmericanWest and Far West may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding AmericanWest’s participants and their security holdings can be found in its most recent proxy statement filed with the SEC, and information for both AmericanWest and Far West participants in the joint proxy statement/prospectus when it is filed with the SEC.

Additional Information and Where to Find It:

Investors and security holders may obtain and are urged to carefully review and consider AWBC’s public filings with the SEC. The documents filed by AWBC with the SEC may be obtained free of charge at AWBC’s website at www.awbank.net or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from AWBC by requesting them in writing at AmericanWest Bancorporation, 41 W. Riverside Avenue, Suite 400, Spokane, Washington 99201, by emailing investorinfo@awbank.net, or by telephone at 509-232-1536.

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:	For the three months ended:
	9/30/2006	6/30/2006	9/30/2005
INTEREST INCOME
Interest and fees on loans	$24,447	$23,535	$18,423
Interest on securities	494	458	242
Other interest income	44	28	11

TOTAL INTEREST INCOME	24,985	24,021	18,676

INTEREST EXPENSE
Interest on deposits	7,281	6,551	4,110
Interest on borrowings	1,993	1,957	1,132

TOTAL INTEREST EXPENSE	9,274	8,508	5,242

NET INTEREST INCOME	15,711	15,513	13,434
Provision for loan losses	1,315	704	1,100

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,396	14,809	12,334

NONINTEREST INCOME
Fees and service charges	1,467	1,388	1,253
Brokered fee income	452	405	274
Other	845	397	438

TOTAL NONINTEREST INCOME	2,764	2,190	1,965

NONINTEREST EXPENSE
Salaries and employee benefits	7,748	7,376	5,775
Occupancy expense, net	1,064	1,018	820
Equipment expense	988	953	789
State business and occupation tax	383	312	244
Foreclosed real estate and other foreclosed assets expense	52	81	125
Intangible assets amortization	294	294	62
Other	2,716	2,650	2,708

TOTAL NONINTEREST EXPENSE	13,245	12,684	10,523

INCOME BEFORE PROVISION FOR INCOME TAX	3,915	4,315	3,776
PROVISION FOR INCOME TAXES	1,486	1,547	552

NET INCOME	$2,429	$2,768	$3,224

Basic earnings per share	$0.21	$0.24	$0.31
Diluted earnings per share	$0.21	$0.24	$0.30
Basic weighted average shares outstanding	11,373,559	11,317,386	10,425,258
Diluted weighted average shares outstanding	11,530,546	11,511,564	10,633,733
Ending book value per share	$13.31	$13.09	$11.16
Ending tangible book value per share	$9.71	$9.46	$9.77
Ending shares outstanding	11,376,497	11,362,267	10,443,123

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:	For the nine months ended:
	9/30/2006	9/30/2005
INTEREST INCOME
Interest and fees on loans	$66,839	$52,183
Interest on securities	1,410	913
Other interest income	123	42

TOTAL INTEREST INCOME	68,372	53,138

INTEREST EXPENSE
Interest on deposits	18,868	10,597
Interest on borrowings	5,057	2,312

TOTAL INTEREST EXPENSE	23,925	12,909

NET INTEREST INCOME	44,447	40,229
Provision for loan losses	2,801	2,365

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	41,646	37,864

NONINTEREST INCOME
Fees and service charges	4,021	3,589
Brokered fee income	1,137	1,010
Other	1,552	1,232

TOTAL NONINTEREST INCOME	6,710	5,831

NONINTEREST EXPENSE
Salaries and employee benefits	22,015	16,878
Occupancy expense, net	3,006	2,637
Equipment expense	2,828	2,294
State business and occupation tax	949	693
Foreclosed real estate and other foreclosed assets expense	559	544
Intangible assets amortization	688	188
Other	7,552	6,681

TOTAL NONINTEREST EXPENSE	37,597	29,915

INCOME BEFORE PROVISION FOR INCOME TAX	10,759	13,780
PROVISION FOR INCOME TAXES	3,913	3,875

NET INCOME	$6,846	$9,905

Basic earnings per share	$0.62	$0.95
Diluted earnings per share	$0.61	$0.94
Basic weighted average shares outstanding	11,114,884	10,388,358
Diluted weighted average shares outstanding	11,295,170	10,566,666

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statement of Condition:

	September 30, 2006	June 30, 2006	December 31, 2005	September 30, 2005
ASSETS
Cash and due from banks	$38,888	$41,467	$40,825	$46,843
Overnight interest bearing deposits with other banks	175	885	11,119	10,620

Cash and cash equivalents	39,063	42,352	51,944	57,463
Securities, available-for-sale at fair value	42,758	44,783	31,364	22,950
Loans, net of allowance for loan losses	1,169,208	1,174,790	947,893	977,610
Loans, held for sale	7,672	5,439	3,395	3,674
Accrued interest receivable	8,958	8,197	6,969	7,348
FHLB stock	6,319	6,319	5,397	5,397
Premises and equipment, net	27,320	26,574	21,762	21,938
Foreclosed real estate and other foreclosed assets	573	876	2,221	3,210
Bank owned life insurance	19,537	19,357	16,987	16,911
Goodwill	33,068	33,136	12,050	12,050
Intangible assets	7,800	8,094	2,391	2,454
Other assets	6,732	6,293	6,761	8,756

TOTAL ASSETS	$1,369,008	$1,376,210	$1,109,134	$1,139,761

LIABILITIES
Noninterest bearing demand deposits	$225,558	$223,561	$191,192	$195,154
Interest bearing deposits:
NOW, savings accounts and MMDA	472,974	443,250	391,876	434,376
Time, $100,000 and over	214,736	216,974	149,101	167,884
Other time	187,425	181,840	165,261	165,573

TOTAL DEPOSITS	1,100,693	1,065,625	897,430	962,987
Federal Home Loan Bank advances	80,575	128,041	70,638	40,648
Other borrowings and capital lease obligations	5,190	3,441	899	1,079
Junior subordinated debt	20,620	20,620	10,310	10,310
Accrued interest payable	3,617	2,976	1,754	1,506
Other liabilities	6,926	6,812	6,626	6,713

TOTAL LIABILITIES	1,217,621	1,227,515	987,657	1,023,243
STOCKHOLDERS’ EQUITY
Common stock, no par	127,242	126,985	104,667	103,324
Retained earnings	24,133	22,045	17,967	14,000
Unearned compensation	—	—	(1,095)	(790)
Accumulated other comprehensive loss, net of tax	12	(335)	(62)	(16)

TOTAL STOCKHOLDERS’ EQUITY	151,387	148,695	121,477	116,518

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,369,008	$1,376,210	$1,109,134	$1,139,761

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended
	9/30/2006	6/30/2006	9/30/2005
Quarterly Financial Ratios, annualized:
Return on average assets	0.71%	0.82%	1.15%
Return on average equity	6.44%	7.61%	11.19%
Efficiency ratio	70.10%	69.99%	67.93%
Noninterest income to average assets	0.80%	0.65%	0.70%
Noninterest expenses to average assets	3.85%	3.76%	3.77%
Net interest margin to average earning assets (1)	5.03%	5.07%	5.23%
Ending shareholders’ equity to assets	11.06%	10.80%	10.22%
Ending tangible shareholders’ equity to tangible assets	8.32%	8.05%	9.07%

	Nine Months Ended
	9/30/2006	9/30/2005
Year to Date Financial Ratios, annualized:
Return on average assets	0.71%	1.25%
Return on average equity	6.51%	11.97%
Efficiency ratio	72.15%	64.54%
Noninterest income to average assets	0.70%	0.74%
Noninterest expenses to average assets	3.92%	3.79%
Net interest margin to average earning assets (1)	5.07%	5.54%

(1)	Presented on a tax equivalent basis for tax exempt securities.

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	9/30/2006	6/30/2006	12/31/2005	9/30/2005
Loan Portfolio:
Commercial real estate	$605,097	$604,337	$501,328	$522,283
Commercial and industrial	284,322	297,855	226,964	225,761
Agricultural	155,875	157,290	119,355	124,111
Residential mortgage	74,910	69,564	58,803	52,605
Residential construction	40,523	35,548	33,906	40,921
Installment and other	24,846	25,559	22,527	28,341

Total loans	1,185,573	1,190,153	962,883	994,022
Allowance for loan losses	(15,477)	(14,527)	(14,361)	(16,013)
Deferred loan fees, net of deferred costs	(888)	(836)	(629)	(399)

Net loans	$1,169,208	$1,174,790	$947,893	$977,610

	9/30/2006	6/30/2006	12/31/2005	9/30/2005
Nonperforming assets:
Accruing loans over 90 days past due	$549	$0	$31	$1
Nonaccrual loans	11,621	13,577	14,452	17,241

Total nonperforming loans	$12,170	$13,577	$14,483	$17,242
Foreclosed real estate and other foreclosed assets	573	876	2,221	3,210

Total nonperforming assets	$12,743	$14,453	$16,704	$20,452
Total nonperforming loans to total gross loans	1.03%	1.14%	1.50%	1.73%
Total nonperforming assets to total assets	0.93%	1.05%	1.51%	1.79%
Allowance for loan loss to total gross loans	1.31%	1.22%	1.49%	1.61%
Quarterly net chargeoffs to average gross loans, annualized	0.12%	0.26%	0.67%	0.19%
Quarterly provision to average gross loans, annualized	0.44%	0.24%	0.00%	0.44%
Allowance for loan loss to nonperforming loans	127.17%	107.00%	99.16%	92.87%

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended
	9/30/2006	6/30/2006	9/30/2005
Allowance for Loan Losses:
Balance, beginning of year	$14,527	$14,597	$15,377
Provision charged to operations	1,315	704	1,100
Loans charged-off	(640)	(917)	(517)
Recoveries	275	143	53

Balance, end of year	$15,477	$14,527	$16,013

	Nine Months Ended
	9/30/2006	9/30/2005
Balance, beginning of year	$14,361	$18,475
Provision charged to operations	2,801	2,365
Allowance related to acquired loans	2,068	—
Loans charged-off	(4,284)	(5,024)
Recoveries	531	197

Balance, end of year	$15,477	$16,013

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Quarterly Net Interest Margin:

	Three Months Ended Sept 30, 2006			Three months ended June 30, 2006			Three Months Ended Sept 30, 2005
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans	$1,189,151	$24,447	8.16%	$1,178,263	$23,535	8.01%	$991,184	$18,423	7.37%
Taxable securities	33,361	386	4.59%	34,574	357	4.14%	14,916	154	4.10%
Nontaxable securities	10,769	165	6.08%	10,507	153	5.84%	8,616	133	6.12%
FHLB Stock	6,319	—	0.00%	6,319	—	0.00%	5,397	—	0.00%
Overnight deposits with other banks and other	3,106	44	5.62%	2,451	28	4.58%	2,469	11	1.77%

Total interest earning assets	1,242,706	25,042	7.99%	1,232,114	24,073	7.84%	1,022,582	18,721	7.26%

Noninterest earning assets	120,668			119,755			85,786

Total assets	$1,363,374			$1,351,869			$1,108,368

Liabilities
Interest bearing demand deposits	$91,827	$168	0.73%	$93,111	$172	0.74%	$68,169	$75	0.44%
Savings and MMDA deposits	352,140	2,700	3.04%	354,325	2,494	2.82%	331,962	1,803	2.15%
Time deposits	397,454	4,413	4.41%	384,128	3,885	4.06%	295,585	2,232	3.00%

Total interest bearing deposits	841,421	7,281	3.43%	831,564	6,551	3.16%	695,716	4,110	2.34%

Overnight borrowings	42,273	582	5.46%	70,294	894	5.10%	36,651	377	4.08%
Other borrowings	91,963	1,411	6.09%	72,309	1,063	5.90%	71,596	755	4.18%

Total interest bearing liabilities	975,657	9,274	3.77%	974,167	8,508	3.50%	803,963	5,242	2.59%

Noninterest bearing demand deposits	227,782			222,516			181,075
Other noninterest bearing liabilities	10,222			9,207			9,057

Total liabilities	1,213,661			1,205,890			994,095
Stockholders’ Equity	149,713			145,979			114,273

Total liabilities and stockholders’ equity	$1,363,374			$1,351,869			$1,108,368

Net interest income and spread		$15,768	4.22%		$15,565	4.34%		$13,479	4.67%

Net interest margin to average earning assets			5.03%			5.07%			5.23%

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Year to Date Net Interest Margin:

	Nine Months Ended September 30,
	2006			2005
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans	$1,126,255	$66,839	7.93%	$941,025	$52,183	7.41%
Taxable securities	30,977	1,115	4.81%	17,459	621	4.76%
Nontaxable securities	9,865	447	6.06%	8,680	409	6.30%
FHLB Stock	6,055	—	0.00%	5,390	22	0.55%
Overnight deposits with other banks and other	3,005	123	5.47%	1,606	42	3.50%

Total interest earning assets	1,176,157	68,524	7.79%	974,160	53,277	7.31%

Noninterest earning assets	107,694			82,490

Total assets	$1,283,851			$1,056,650

Liabilities
Interest bearing demand deposits	$88,291	$482	0.73%	$64,815	$168	0.35%
Savings and MMDA deposits	342,342	7,175	2.80%	347,058	4,601	1.77%
Time deposits	368,025	11,211	4.07%	272,981	5,828	2.85%

Total interest bearing deposits	798,658	18,868	3.16%	684,854	10,597	2.07%

Overnight borrowings	43,544	1,668	5.12%	49,158	1,457	3.96%
Other borrowings	78,329	3,389	5.78%	29,038	855	3.94%

Total interest bearing liabilities	920,531	23,925	3.47%	763,050	12,909	2.26%

Noninterest bearing demand deposits	213,184			173,711
Other noninterest bearing liabilities	9,548			9,273

Total liabilities	1,143,263			946,034
Stockholders’ Equity	140,588			110,616

Total liabilities and stockholders’ equity	$1,283,851			$1,056,650

Net interest income and spread		$44,599	4.32%		$40,368	5.05%

Net interest margin to average earning assets			5.07%			5.54%

The above net interest margin tables include nonaccrual loans in the average loan balances. Tax exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

Source: AmericanWest Bancorporation